Exhibit 5.1

Chrysler Center
666 Third Avenue
New York, NY 10017
212-935-3000
212-983-3115 fax
www.mintz.com

October 15, 2013

Ruthigen, Inc.

2455 Bennett Valley Rd., Suite C116

Santa Rosa, CA 95404

Ladies and Gentlemen:

We have acted as legal counsel to Ruthigen, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (No. 333-190476) on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering the offering for sale under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an aggregate of 1,725,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including 225,000 shares subject to the underwriters’ over-allotment option, (ii) a warrant (the “Warrant”) to purchase up to 75,000 shares of Common Stock (the “Warrant Shares”) and (iii) the Warrant Shares. In addition, the Company’s Board of Directors has authorized the issuance of such additional number of shares of Common Stock as the Company may elect to include in a registration statement filed pursuant to Rule 462(b) under the Securities Act (“Rule 462(b)”) increasing the size of the offering registered under the Registration Statement. All shares of Common Stock registered under any registration statement filed pursuant to Rule 462(b) relating to the same offering are also referred to herein as the “Shares.” The Shares and the Warrant are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Aegis Capital Corp., as representative of the several underwriters to be named therein. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation, as amended, and Bylaws, each as currently in effect, and the form of the Underwriting Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

October 15, 2013

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares, the Warrant or the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the form of the Underwriting Agreement most recently filed as an exhibit to the Registration Statement and the prospectus that forms a part of the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) the Warrant, when issued and delivered by the Company in accordance with the form of the Underwriting Agreement most recently filed as an exhibit to the Registration Statement and the prospectus that forms a part of the Registration Statement, will constitute a binding obligation of the Company in accordance with its terms and (iii) the Warrant Shares, when issued and sold in accordance with the terms and conditions of the Warrant, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.